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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 5, 2002

                               The Limited, Inc.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    Delaware
                        (State or Other Jurisdiction of
                                 Incorporation)

                1-8344                             31-1029810
       (Commission File Number)        (IRS Employer Identification No.)

        Three Limited Parkway                        43216
             Columbus, OH
   (Address of Principal Executive                 (Zip Code)
               Offices)

                                 (614) 415-7000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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     Item 5.  Other Events.

     Beginning on February 5, 2002 and continuing thereafter, a total of thirteen separate lawsuits were filed in the Delaware Court of Chancery on behalf of a purported class of public shareholders of Intimate Brands, Inc. ("Intimate Brands") relating to the announcement by The Limited, Inc. ("The Limited") that it is commencing an exchange offer for the outstanding public shares of common stock of Intimate Brands. The Delaware actions are styled Harbor Finance Partners v. Kirwan, et al., C.A. No. 19380-NC; Sprina v. Intimate Brands, Inc., et al., C.A. No. 19381-NC; Vogel v. Gee, et al., C.A. No. 19382-NC; Helwig v. Wexner, et al., C.A. No. 19383-NC; Carco v. Intimate Brands, Inc., et al., C.A. No. 19384-NC; Griffith v. Intimate Brands, Inc., et al., C.A. No. 19385-NC; Hollingsworth v. Intimate Brands, Inc., et al., C.A. No. 19386-NC; Imecho v. Wexner, et al., C.A. No. 19387-NC; Oliver v. Gee, et al., C.A. No. 19388-NC; Burke Trading LLC v. Gee, et al., C.A. No. 19389-NC; Zenderman v. Gee, et al., C.A. No. 19390-NC; Lustman v. Wexner, et al., C.A. No. 19391-NC and Greenwood v. Intimate Brands, Inc., et al., C.A. No. 19403-NC. The Zenderman action was voluntarily dismissed by the plaintiff in that action on February 7, 2002. Two similar actions have also been filed in the Ohio Court of Common Pleas in Franklin County, Ohio, styled Cameron v. Wexner, et al., Case No. 02-CVH-021342 and Zenderman v. Wexner, et al., Case No. 02-CVH-021636. All of these actions generally name as defendants The Limited, Intimate Brands and the members of Intimate Brands' board of directors, and generally allege that the consideration offered by The Limited to Intimate Brands public shareholders in the exchange offer is inadequate and unfair and that The Limited and the individual defendants breached their fiduciary duties to Intimate Brands public shareholders in formulating and making the offer. The actions seek to proceed on behalf of a class of Intimate Brands shareholders other than the defendants, seek preliminary and permanent injunctive relief against the consummation of the exchange offer, seek monetary damages in an unspecified amount and seek recovery of plaintiffs' costs and attorneys' fees.

     On February 6, 2002, plaintiff in the Cameron action filed a motion seeking expedited production of documents in that action. On February 8, 2002, plaintiffs in the Vogel and Helwig actions pending in Delaware filed an amended complaint which substantially revised the allegations in those actions to allege that the disclosures contained in an offer to exchange and a registration statement that were filed by The Limited in connection with the exchange offer were incomplete or misleading for various reasons. Plaintiffs in those actions also moved for expedited discovery on those claims in anticipation of making a motion for preliminary injunction against the closing of the exchange offer until additional disclosures addressing the alleged shortcomings identified in the amended complaint had been disseminated. Following a hearing on February 13, 2002, the Delaware Court of Chancery granted the application for expedited discovery and tentatively scheduled a hearing on a motion for preliminary injunction to be held on February 28, 2002 at 11 a.m. Thereafter, plaintiffs' counsel in the Cameron and Zenderman actions pending in Ohio agreed to withdraw the motion for expedited discovery pending in that Court and to participate in the expedited discovery proceedings in the Delaware actions.

     These actions are in their earliest stages. The Limited believes the allegations are without merit and intends to defend against them vigorously.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          The Limited, Inc.



Date: February 14, 2002                   By /s/ Timothy Faber
                                            -----------------------------------
                                            Name:  Timothy Faber
                                            Title: Vice President